Exhibit 4.7

                               CONAGRA FOODS, INC.
                                  COMMON STOCK
                                                                 $5.00 PAR VALUE

                                             See Reverse For Certain Definitions

                                             CUSIP 205887 10 2




This Certifies that

is the owner of

Full paid and non-assessable shares, of the common stock

of ConAgra Foods, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Certificate of Incorporation of the Corporation and all amendments thereto (copies of which are on file with the Corporation) to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                       Secretary                          Chairman of the Board

                                 Countersigned and registered:
                                 Wells Fargo Bank Minnesota, N.A.
                                 Transfer Agent and Registrar,

                                 By
                                      Authorized Officer

              Incorporated Under the Laws of the State of Delaware

        [Graphic Material consisting of the corporate seal and a statuary image holding horn of plenty amid fields of agricultural plenty]

                               CONAGRA FOODS, INC.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -         as tenants in common
         TEN ENT -         as tenants by the entireties
         JT TEN -          as joint tenants with right of
                           survivorship and not as tenants
                           in common
         TOD -             transfer on death

         UNIF GIFT MIN ACT -        __________ Custodian __________
                                      (Cust)               (Minor)
                          under Uniform Gifts to Minors
                          Act __________________________
                                      (State)
         UNIF TRAN MIN ACT -        __________ Custodian __________
                                      (Cust)               (Minor)
                          under Uniform Transfer to Minors
                          Act __________________________
                                      (State)

     Additional abbreviations may also be used though not in the above list.

--------------------------------------------------------------------------------


The corporation will furnish to any stockholder upon request and without charge, a further statement of the designations, preferences, limitations, and relative rights of shares of each class to be issued and the variations in the relative rights and preferences between the shares of each series within each class so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of stock. Requests may be directed to the Secretary of the Corporation, One ConAgra Drive, Omaha, Nebraska 68102-5001.

                         SALE OR TRANSFER AUTHORIZATION

     For value received __________________ hereby sell, assign and transfer unto


Please insert social security or other identifying number of assignee __________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by this Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,   ______________________________

         ______________________________

         ______________________________              Signature of stockholder(s)

Signature(s) guaranteed by:

_____________________________________________________
(Signature(s) must be guaranteed by either a bank, trust company or broker)

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between ConAgra, Inc. and Wells Fargo Bank Minnesota, N.A. (F.K.A. Norwest Bank Minnesota, N.A.), dated as of July 12, 1996, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ConAgra Foods, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ConAgra Foods, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) may become null and void and will no longer be transferable.

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTIONS (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN EITHER THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES ONLY BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.